Exhibit 99.1

CVR Refining Reports 2017 First Quarter Results

SUGAR LAND, Texas (April 27, 2017) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $67.0 million on net sales of $1,423.5 million for the first quarter of 2017, compared to a net loss of $68.0 million on net sales of $834.0 million for the first quarter of 2016. Adjusted EBITDA, a non-GAAP financial measure, for the 2017 first quarter was $114.5 million compared to adjusted EBITDA of $35.1 million for the 2016 first quarter.

“CVR Refining’s Coffeyville, Kansas, and Wynnewood, Oklahoma, refineries performed exceptionally well during the 2017 first quarter and exceeded the range of our outlook by posting a combined crude throughput of 214,369 barrels per day (bpd), a quarterly record for the company,” said Jack Lipinski, chief executive officer.

“Another recent highlight was the successful completion of our pipeline project with Velocity Midstream Partners,” Lipinski said. “The newly constructed crude oil pipeline, which commenced operations in mid-April, directly links the South Central Oklahoma Oil Province (SCOOP) play to CVR Refining’s Wynnewood refinery, further enhancing our crude supply.

“The Renewable Fuel Standard continues to be a disaster searching for a solution,” he continued. “The wild volatility in the market for Renewable Identification Numbers (RINs) during the first quarter once again proves that RINs are not fundamentally priced but are in fact manipulated. The cost to produce a D-6 ethanol RIN is currently between 6 cents and 10 cents, yet it trades 40 cents higher. This is the price manipulation in the market that must stop and CVR Refining supports the efforts of the many refiners and independent gas station dealers to reform this misguided regulation.

“As I have said many times before, RINs are an egregious tax on independent, merchant refiners and small fuel retailers,” Lipinski concluded. “CVR Refining alone has incurred more than $670 million in RIN expenses since the beginning of the program. Not only has the Company incurred this expense, but our unitholders have experienced significant market cap losses. RINs are sucking the lifeblood out of the merchant refining industry. We hope and strongly believe that this pernicious RINs program will be changed in the near future. However, in the interest of prudent corporate fiscal management, CVR Refining will not distribute cash this quarter.”

Consolidated Operations

First quarter 2017 throughputs of crude oil and all other feedstocks and blendstocks totaled 228,612 bpd. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 195,859 bpd for the same period in 2016. Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $11.54 in the 2017 first quarter, compared to $7.19 during the same period in 2016. Direct operating expenses (exclusive of depreciation and amortization), including major scheduled turnaround expenses, per crude oil throughput barrel, for the 2017 first quarter were $5.29, compared to $7.02 in the first quarter of 2016.

Distributions

CVR Refining announced today that it will not make a cash distribution for the 2017 first quarter. CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

First Quarter 2017 Earnings Conference Call

CVR Refining previously announced that it will host its first quarter 2017 Earnings Conference Call for analysts and investors on Thursday, April 27, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/20615. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/20615. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13659738.

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This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets including approximately 340 miles of active owned and leased pipelines, a 65,000 bpcd pipeline owned and operated by a joint venture, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2016).

	Three Months Ended March 31,
	2017	2016
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,423.5	$834.0
Operating costs and expenses:
Cost of materials and other	1,201.3	722.3
Direct operating expenses(1)(2)	102.1	117.7
Depreciation and amortization	33.3	30.9
Cost of sales	1,336.7	870.9
Selling, general and administrative expenses(1)	20.0	18.5
Depreciation and amortization	0.8	0.6
Operating income (loss)	66.0	(56.0)
Interest expense and other financing costs	(11.2)	(10.8)
Interest income	—	—
Gain (loss) on derivatives, net	12.2	(1.2)
Other income (expense), net	—	—
Income (loss) before income tax expense	67.0	(68.0)
Income tax expense	—	—
Net income (loss)	$67.0	$(68.0)

Net income (loss) per common unit - basic and diluted	$0.45	$(0.46)

Adjusted EBITDA*	$114.5	$35.1
Available cash for distribution*	$—	$—

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses and selling, general and administrative expenses for the three months ended March 31, 2017 and
2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2) Direct operating expenses includes $12.9 million and $29.4 million of major scheduled turnaround expenses during the three months ended March 31, 2017 and 2016, respectively.

	As of March 31, 2017	As of December 31, 2016
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$408.8	$314.1
Working capital	394.0	313.7
Total assets	2,371.8	2,331.9
Total debt, including current portion	541.4	541.5
Total partners’ capital	1,363.7	1,296.7

	Three Months Ended March 31,
	2017	2016
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$116.1	$3.0
Investing activities	(21.0)	(44.0)
Financing activities	(0.4)	(0.4)
Net cash flow	$94.7	$(41.4)

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$17.5	$25.3
Growth capital expenditures	2.1	18.7
Total capital expenditures	$19.6	$44.0

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2017	2016
Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$4.50	$(2.20)
Refining margin*	11.52	6.67
FIFO impact, unfavorable	0.02	0.52
Refining margin adjusted for FIFO impact*	11.54	7.19
Direct operating expenses and major scheduled turnaround expenses	5.29	7.02
Direct operating expenses excluding major scheduled turnaround expenses	4.63	5.27
Direct operating expenses and major scheduled turnaround expenses per barrel sold	4.97	6.40
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.34	$4.80
Barrels sold (barrels per day)	228,522	201,970
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2017		2016
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	197,853	86.6%	170,728	87.2%
Medium	—	—%	1,513	0.8%
Heavy sour	16,516	7.2%	11,914	6.0%
Total crude oil throughput	214,369	93.8%	184,155	94.0%
All other feedstocks and blendstocks	14,243	6.2%	11,704	6.0%
Total throughput	228,612	100.0%	195,859	100.0%
Production:
Gasoline	118,955	51.9%	105,878	54.2%
Distillate	89,907	39.2%	77,996	39.9%
Other (excluding internally produced fuel)	20,298	8.9%	11,519	5.9%
Total refining production (excluding internally produced fuel)	229,160	100.0%	195,393	100.0%
Product price (dollars per gallon):
Gasoline	$1.54		$1.04
Distillate	1.58		1.05

	Three Months Ended March 31,
	2017	2016
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$51.78	$33.63
Crude Oil Differentials:
WTI less WTS (light/medium sour)	1.42	0.13
WTI less WCS (heavy sour)	13.77	13.62
NYMEX Crack Spreads:
Gasoline	14.68	15.84
Heating Oil	15.54	11.91
NYMEX 2-1-1 Crack Spread	15.11	13.88
PADD II Group 3 Basis:
Gasoline	(1.96)	(5.88)
Ultra Low Sulfur Diesel	(1.58)	(1.01)
PADD II Group 3 Product Crack Spread:
Gasoline	12.71	9.97
Ultra Low Sulfur Diesel	13.96	10.90
PADD II Group 3 2-1-1	13.34	10.43

	Three Months Ended March 31,
	2017	2016
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$951.3	$528.0
Cost of materials and other	808.4	462.7
Direct operating expenses(1)	50.7	47.6
Major scheduled turnaround expenses	—	29.4
Depreciation and amortization	19.1	16.8
Gross profit (loss)	73.1	(28.5)
Add:
Direct operating expenses(1)	50.7	47.6
Major scheduled turnaround expenses	—	29.4
Depreciation and amortization	19.1	16.8
Refining margin*	142.9	65.3
FIFO impact, unfavorable	1.5	3.9
Refining margin adjusted for FIFO impact*	$144.4	$69.2

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$6.22	$(2.94)
Refining margin*	12.15	6.75
FIFO impact, unfavorable	0.13	0.40
Refining margin adjusted for FIFO impact*	12.28	7.15
Direct operating expenses and major scheduled turnaround expenses	4.31	7.96
Direct operating expenses excluding major scheduled turnaround expenses	4.31	4.92
Direct operating expenses and major scheduled turnaround expenses per barrel sold	3.87	6.89
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$3.87	$4.26
Barrels sold (barrels per day)	145,555	122,838
______________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three months ended March 31, 2017 and 2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses.

	Three Months Ended March 31,
	2017		2016
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	114,243	80.6%	92,938	80.3%
Medium	—	—%	1,513	1.3%
Heavy sour	16,516	11.7%	11,914	10.3%
Total crude oil throughput	130,759	92.3%	106,365	91.9%
All other feedstocks and blendstocks	10,915	7.7%	9,344	8.1%
Total throughput	141,674	100.0%	115,709	100.0%
Production:
Gasoline	74,538	51.6%	64,033	54.8%
Distillate	59,444	41.2%	47,147	40.3%
Other (excluding internally produced fuel)	10,335	7.2%	5,768	4.9%
Total refining production (excluding internally produced fuel)	144,317	100.0%	116,948	100.0%

	Three Months Ended March 31,
	2017	2016
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$471.1	$304.8
Cost of materials and other	393.1	259.4
Direct operating expenses(1)	38.6	40.6
Major scheduled turnaround expenses	12.9	—
Depreciation and amortization	12.8	12.6
Gross profit (loss)	13.7	(7.8)
Add:
Direct operating expenses(1)	38.6	40.6
Major scheduled turnaround expenses	12.9	—
Depreciation and amortization	12.8	12.6
Refining margin*	78.0	45.4
FIFO impact, (favorable) unfavorable	(1.1)	4.8
Refining margin adjusted for FIFO impact*	$76.9	$50.2

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Gross profit (loss)	$1.83	$(1.10)
Refining margin*	10.36	6.41
FIFO impact, (favorable) unfavorable	(0.15)	0.68
Refining margin adjusted for FIFO impact*	10.21	7.09
Direct operating expenses and major scheduled turnaround expenses	6.83	5.74
Direct operating expenses excluding major scheduled turnaround expenses	5.12	5.74
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.89	5.64
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.16	$5.64
Barrels sold (barrels per day)	82,967	79,132

________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses for the three months ended March 31, 2017 and 2016 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses.

	Three Months Ended March 31,
	2017		2016
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	83,610	96.2%	77,790	97.1%
Medium	—	—%	—	—%
Heavy sour	—	—%	—	—%
Total crude oil throughput	83,610	96.2%	77,790	97.1%
All other feedstocks and blendstocks	3,328	3.8%	2,360	2.9%
Total throughput	86,938	100.0%	80,150	100.0%
Production:
Gasoline	44,417	52.4%	41,845	53.4%
Distillate	30,463	35.9%	30,849	39.3%
Other (excluding internally produced fuel)	9,963	11.7%	5,751	7.3%
Total refining production (excluding internally produced fuel)	84,843	100.0%	78,445	100.0%

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of materials and other. Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of materials and other) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of materials and other adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of materials and other (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

The calculation of refining margin and refining margin adjusted for FIFO impact (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three months ended March 31, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended March 31,
	2017	2016
	(in millions)
Net Sales	$1,423.5	$834.0
Cost of materials and other	1,201.3	722.3
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	89.2	88.3
Major schedule turnaround expenses	12.9	29.4
Depreciation and amortization	33.3	30.9
Gross profit (loss)	86.8	(36.9)
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	89.2	88.3
Major schedule turnaround expenses	12.9	29.4
Depreciation and amortization	33.3	30.9
Refining Margin	222.2	111.7
FIFO impact, unfavorable	0.3	8.8
Refining Margin adjusted for FIFO impact	$222.5	$120.5

The calculation of refining margin per crude oil throughput barrel and refining margin adjusted for FIFO impact per crude oil throughput barrel for the three months ended March 31, 2017 and 2016 is as follows:

Consolidated Operating Data
	Three Months Ended March 31,
	2017	2016
Total crude oil throughput barrels per day	214,369	184,155
Days in the period	90	91
Total crude oil throughput barrels	19,293,210	16,758,105

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin	$222.2	$111.7
Divided by: crude oil throughput barrels	19.3	16.8
Refining Margin per crude oil throughput barrel	$11.52	$6.67

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$222.5	$120.5
Divided by: crude oil throughput barrels	19.3	16.8
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$11.54	$7.19

Coffeyville Refinery
	Three Months Ended March 31,
	2017	2016
Total crude oil throughput barrels per day	130,759	106,365
Days in the period	90	91
Total crude oil throughput barrels	11,768,310	9,679,215

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin	$142.9	$65.3
Divided by: crude oil throughput barrels	11.8	9.7
Refining Margin per crude oil throughput barrel	$12.15	$6.75

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$144.4	$69.2
Divided by: crude oil throughput barrels	11.8	9.7
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$12.28	$7.15

Wynnewood Refinery
	Three Months Ended March 31,
	2017	2016
Total crude oil throughput barrels per day	83,610	77,790
Days in the period	90	91
Total crude oil throughput barrels	7,524,900	7,078,890

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin	$78.0	$45.4
Divided by: crude oil throughput barrels	7.5	7.1
Refining Margin per crude oil throughput barrel	$10.36	$6.41

	Three Months Ended March 31,
	2017	2016
	(in millions, except for $ per barrel data)
Refining Margin adjusted for FIFO impact	$76.9	$50.2
Divided by: crude oil throughput barrels	7.5	7.1
Refining Margin adjusted for FIFO impact per crude oil throughput barrel	$10.21	$7.09

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact, (favorable) unfavorable; (ii) major scheduled turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended March 31,
	2017	2016
	(in millions)
Net income (loss)	$67.0	$(68.0)
Add:
Interest expense and other financing costs, net of interest income	11.2	10.8
Income tax expense	—	—
Depreciation and amortization	34.1	31.5
EBITDA	112.3	(25.7)
Add:
FIFO impact, unfavorable	0.3	8.8
Major scheduled turnaround expenses	12.9	29.4
(Gain) loss on derivatives, net	(12.2)	1.2
Current period settlements on derivative contracts(1)	1.2	21.4
Adjusted EBITDA	$114.5	$35.1
_________________________

(1)
Represents the portion of (gain) loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and (iv) to the extent applicable, reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

Three Months Ended March 31, 2017
(in millions, except per unit data)
Adjusted EBITDA	$114.5
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(35.0)
Reserves for major scheduled turnaround expenses	(15.0)
Reserves for future operating needs	(54.5)
Available cash for distribution	$—

Available cash for distribution, per common unit	$—
Common units outstanding	147.6

Q2 2017 Outlook. The table below summarizes our outlook for certain refining statistics for the second quarter of 2017. See “Forward-Looking Statements.”

	Q2 2017
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	200,000	210,000
Total refining production (bpd)	210,000	220,000